Exhibit 10.08

                                                                     30 May 2003

         Addendum to Original Land Transfer and Stock Purchase Agreement


Between: Albert T. Lowman, as Trustee of The Albert T. Lowman Living Trust ("Al
         Lowman, Trustee"), Darlyne Rossow Lowman, Todd Alan Lowman and Cathy Lowman Northcutt (collectively, the "Land Owner"), and Essential Innovations Technology Corporation, ("EITC"), a Nevada corporation (hereinafter referred to as the "Company")

To: Albert T. Lowman, as Trustee of The Albert T. Lowman Living Trust ("Al Lowman, Trustee")

From:    Mr. Jason McDiarmid, President/CEO
         Essential Innovations Technology Corp. ("EITC")


Re:      Jointly Agreed Amendments to the March 24th, 2003 Contract


Dear Al:

Since the summer of 2002, we have had the privilege of building a relationship with you and your family, to allow our Company the opportunity to become a part of the future development of the Lowman Family lands. In keeping with your vision and foresight to build the Lowman Ranch Development to be considered a unique and highly regarded project, a preliminary plan is now being developed for what is to be a truly eco-sustainable cutting-edge community in the San Marcos corridor of Texas, centred on the Lowman properties.

Pursuant to the terms of the March 24th, 2003 Land Transfer and Stock Purchase Agreement between EITC and yourself and your immediate family, due to certain time constraints and minor additional requests from your family regarding deed restrictions, it has been agreed by all parties to the original agreement, that the following points are to be a part of and will supersede those terms of the original contract in which they relate to and effect:

1. Due to the length of time taken for the Albert T. Lowman Living Trust to get the complete division of land from LRL, it is understood and agreed that the Closing Date of the original Land Purchase and Stock Transfer Agreement of March 24th, 2003, shall now be extended to 90 days from the day that the Albert T. Lowman Living Trust receives title and a defined property description to 1/3 of the total appraised value of the LRL lands free and clear of any liens, debts and/or other encumbrances rather than the July 1st, 2003 date stated in the original contract, so that the Albert T. Lowman Living Trust is fully capable to transfer such lands to EITC for the cash and stock consideration under the terms of the March 24th,2003, original Land Transfer and Stock Purchase Agreement,

2. Since the execution of the March 24th, 2003 Original contract, the Albert T. Lowman Living Trust has produced to EITC certain "Deed Restrictions" which it wishes to be adhered to in the development of the lands within the Agreement. EITC willingly concedes to such "Deed Restrictions" and hereby agrees in full to all of the following "Deed Restrictions" within this addendum letter to the Original Land Transfer and Stock Purchase Agreement of March 24th, 2003:

                                THE RESTRICTIONS

The deed to be executed by the Land Owner on the Closing Date shall adopt, establish, and impose upon the Land the following reservations, servitudes, covenants, restrictions and conditions, all of which are for the purpose of enhancing and protecting the value, desirability, and attractiveness of the LRL Lands. The reservations, servitudes, covenants, restrictions, and conditions herein set forth are and shall constitute covenants running with title to the Land, binding upon the Company, its successors and assigns as to the Land and shall inure to the benefit of the Land Owner, its successors and assigns as to the LRL Lands.

                                   ARTICLE 1
                              USE AND RESTRICTIONS

Section 1.1 Use of Premises - Those owning a right, title or interest in the Land may use the Land for any and all lawful purposes as permitted by law and by any governmental entity with regulatory power over said the Land, except as otherwise restricted herein or in some other recorded declaration of restrictions, now or hereafter existing.

Section 1.2 Nuisances Prohibited - No noxious or offensive trade or activity shall be conducted, nor shall any unreasonable activity be done on, the Land, which would constitute an annoyance or nuisance to other owners of the Land or of the LRL Lands, or any part thereof, by reason of noxious, unhealthy, offensive or harmful odors, fumes, dust, smoke, waste, noise, or vibration.

Section 1.3 Outdoor Business Prohibited - All business operations on the Land shall be conducted within fully enclosed buildings and, except for parking, drive-through window operation and use of ATM machines, no outdoor business activity shall be permitted without the written consent of the Land Owner or its assignee. Exterior newspaper stands, advertising stands, and telephone booths are expressly prohibited.

Section 1.4 Approval of Plans. No construction of any type shall be commenced and no buildings shall be erected, placed or altered on the Land until the plans and specifications therefore (the "Plans") have been approved by the Land Owner. Any owner of any portion of the Land shall cause the Plans to be prepared and submitted to the Land Owner, or its assignee, for approval. The Plans, which must be submitted to and approved by the Land Owner, shall consist of detailed plans and specifications and working drawings which accurately reflect the building site location on the Land, the overall site plan, the exterior materials and appearance of the building and all other improvements, complete parking lot layout and drawings, elevation drawings, all exterior lighting, and all signs to be located on the Land, landscaping and irrigation plans, ingress and egress designs, curb cuts, if any, traffic flow, sanitary and storm drainage systems, other utilities, curbing and gutters, trash area and suitable screening thereof, and loading areas and docks. The Land Owner shall either give or withhold its approval of the submitted Plans within thirty (30) days after the Plans are submitted to the Land Owner. If additional information is required by the Land Owner for approval of the Plans, the approval deadline shall be extended until thirty (30) days after such information is provided to the Land Owner. If the Land Owner has neither requested additional information nor approved of the Plans within the thirty (30) days period, the Plans shall be deemed approved as submitted.

Section 1.5 Subdivision. If a subdivision plat for or including any portion of the Land is recorded, the lot lines of the lots shown thereon may not be changed, nor may said lots be re-subdivided, without the Land Owner's prior written consent.

Section 1.6 Building Restrictions. Minimum requirements for buildings or other structures to be erected or remodeled on the Land shall be as follows:

                  (a) All sides of any building must be finished material. Finished materials are defined as face brick, glass, ornamental stone, wood or other decorative material of good quality. Galvanized steel may be used for the sides of buildings, so long as such steel is painted or otherwise of a type that is not reflective. All buildings shall be constructed in accordance with applicable building codes and ordinances then in effect, and shall be constructed with high quality materials and in a manner so as to have the ability to withstand the normal causes of deterioration with maintenance procedures.

                  (b) All roofing materials must be composition shingles, tiles, or painted or non-reflective metal and must be of a high quality.

                  (c) All electric, telephone, drainage, sewage and other utility services shall be placed underground.

                  (d) Once commenced, all construction of any building on the Land must be continually pursued with all reasonable dispatch to completion.

                  (e) No fence, wall or other exterior structure shall be constructed without the written approval of the Land Owner in accordance with paragraph 1.5 above. Chain linked fences are expressly prohibited.

                  (f) No signs are permitted other than those approved by the Land Owner. A sign is defined as the use of any words, numerals, logos, figures, designs, devices or trademarks conveying information and visible to the public from any public area. It is the intent of the Land Owner that the signs erected on the Land shall be uniform in appearance and the Land Owner reserves the right to require any applicant to modify its standard design for such signs to that of the uniform sign design for signs to be erected on the Land. The number, location, size, construction and lighting of all signs must have the prior written approval of the Land Owner or its assignee. No freestanding pylon or billboard signs placed on the Land shall exceed twelve feet (12') in height or thirty-five feet (35') square feet in total area. No temporary signs, banners or festoons, no portable billboards and no advertising on benches shall be placed on the Land except as part of a grand opening of not more than thirty (30) consecutive days duration. No signs for off-site advertising shall be permitted except as approved by the Land Owner in writing. The Land Owner shall not unreasonably withhold its consent to any commercially reasonable sign.

                  (g) No improvement constructed on the Land shall exceed thirty-two feet (32') in height.

                  (h) No portion of the Land shall be used as a dumping area for rubbish, trash, ashes, garbage, chemicals or any other type of waste, and no such material shall be permitted to be stored in open areas except in closed containers approved by the Land Owner. All such stored waste shall be removed from the Property within a reasonable time. All permanent commercial exterior garbage disposal systems (e.g. dumpsters) shall be fully enclosed within an enclosure matching the building material with locking doors, which enclosure is to remain closed at all times except when actually in use. All containers and the areas around them shall be kept in a clean and sanitary condition. During the construction of improvements on any portion of the Land, a temporary exterior garbage disposal system may be used without the necessity of any permanent enclosure - provided, however, such garbage disposal system shall be removed from the Land upon the completion of construction without delay.

                  (i) Building materials, inventory, and equipment shall not be placed or stored within visibility to the public except during the course of construction.

                  (j) All owners of any portion of the Land shall maintain their respective properties in a neat, clean and debris-free condition, regularly mowing any grass and removing any noxious weeds and vegetation, regardless of whether any improvements have been erected on their respective properties. All buildings, landscaping, fences, drives, parking lots or other structures located in the Land shall be maintained in a manner consistent with other mixed-use developments in the immediate vicinity. The owner shall repair any building or other structure, plant, driveway, parking lot, or service drive, which is damaged, thereof as promptly as possible.

                  (k) All roof-mounted equipment, if any, shall be fully screened from visibility by the additions of parapets above the roofline, except small satellite dishes installed on residential structures.

                  (l) No light poles shall be taller than sixteen feet (16') in height, and all exterior lights installed on the Land shall be pointed in a downward direction (with the exception of landscape lighting) and shall not cast illumination beyond the owner's property line.

Section 1.7 Landscaped Areas. All landscaped areas are to be installed in accordance with the provisions of the San Marcos City Code and are thereafter to be properly maintained in their approved location in a tasteful, attractive and appealing manner. Automatic irrigation and sprinkler systems shall be installed underground, with their operation boxes enclosed and out of the view of the public.

                                   ARTICLE 2
                          ENFORCEMENT AND MODIFICATION

Section 2.1 Enforcement. The Land Owner and its successors and assigns shall have the right to enforce, by any proceeding at law or in equity, including without limitation specific performance and appropriate injunctive relief, the restrictions imposed by this instrument. Failure by the Land Owner or its successors or assigns to enforce this instrument, whether or not any violations are known, shall not constitute a waiver or estoppels of the right to enforce such restrictions above for the same or a different violation thereof on a separate occasion. Each and all of the above restrictions, covenants, servitudes and provisions shall constitute obligations and covenants running with the land, and shall continue and be binding upon the owner of any portion of the Land, their respective successors and assigns and inuring to the benefit of the Land Owner, its successors and assigns.

Section 2.2 Modification. Unless an instrument amending, revising, revoking, voiding or canceling these restrictions and covenants in whole or in part, signed by the Land Owner, or its successors or assigns, has been recorded in the Official Records of Hays County, Texas, then these restrictions shall continue in effect for a period of fifty (50) years from the date hereof and shall extend automatically thereafter for successive periods of ten (10) years each, unless said restrictions are revoked by an instrument in writing signed and recorded within six (6) months prior to the commencement of any of such successive ten-year periods by the owners of all of the LRL Lands.

                                   ARTICLE 3
                                 MISCELLANEOUS

Section 3.1 No Dedication - Nothing in this instrument shall be deemed or construed to be a dedication to the public or to create or grant rights to the public or anyone other than the Land Owner, its successors and assigns, who shall have rights of pedestrian and vehicular access to the LRL Lands over streets, drives, alleys, paths and sidewalks constructed on the Land.

Section 3.2 Applicable Law - This instrument shall be governed by and construed in accordance with the laws of the State of Texas. Venue of any dispute arising out of this instrument shall lie exclusively in Hays County, Texas.

Section 3.3 Several Provisions - If any term or provision in this instrument is determined by a court of competent jurisdiction to be void, voidable or unenforceable, the same shall be reformed or, if necessary, stricken and such voidability or unenforceability shall not impair the remaining terms of this instrument, which shall continue in full force and effect.

Section 3.4 Binding Effect - This instrument shall be binding upon the owner(s) of all or any portion of the Land and their successors and assigns as such, running with the title thereto and each part thereof.

In closing, all of us at EITC wish to express our gratitude to you, Al, and to all of your immediate family, for your tireless efforts and continued support as we persevere to develop our Company into a globally respected eco-friendly organization and we hope and trust that the terms as set out above are consistent with all of our previous discussions.

Once again, we look forward to a long and profitable future working to our mutual benefit and satisfaction.

Signatures to acceptance of this Amendment to the Original Land Transfer and Stock Purchase Agreement dated March 24th, 2003.
Essential Innovations Technology Corporation


By:
   -----------------------------------       -----------------------------------
   Jason McDiarmid, President/CEO             Albert T. Lowman,  Trustee of the
                                              Albert T. Lowman Living Trust
And

By:
   -----------------------------------       -----------------------------------
   Kenneth Telford, CFO/Sec./Treas            Darlyne Rossow Lowman



                                             -----------------------------------
                                              Todd Alan Lowman



                                             -----------------------------------
                                              Cathy Lowman Northcutt